For More Information
Investor Contacts:

Jack A. Pacheco
Senior Vice President & Chief Financial Officer
SMART Modular Technologies
510-624-8134

Suzanne Craig
The Blueshirt Group for SMART Modular Technologies
415-217-4962
suzanne@blueshirtgroup.com

SMART Modular Technologies Reports Second Quarter Fiscal 2007 Results
Net Sales of $239.1 Million, up 46% vs. Year Ago Quarter
Gross Profit of $41.2 Million, up 39% vs. Year Ago Quarter
GAAP Diluted EPS of $0.22, vs. $0.01 in Year Ago Quarter

FREMONT, CA – March 28, 2007 – SMART Modular Technologies (WWH), Inc. (“SMART” or the “Company”) (Nasdaq: SMOD), a leading independent manufacturer of memory modules, embedded computing subsystems, and TFT-LCD display products, today reported financial results for the second quarter of fiscal 2007.

Second Quarter Fiscal 2007 Results versus Second Quarter Fiscal 2006:

•	Net Sales of $239.1 Million, up 46% from the year ago quarter

•	Gross Profit of $41.2 Million, up 39% from the year ago quarter

•	GAAP diluted EPS of $0.22, vs. $0.01 in the year ago quarter

Net sales for the second quarter of fiscal 2007 were $239.1 million, up 1% compared to $237.2 million for the first quarter of fiscal 2007, and up 46% compared to $163.7 million for the second quarter of fiscal 2006.

Gross profit for the second quarter of fiscal 2007 was $41.2 million, up 9% compared to $37.9 million for the first quarter of fiscal 2007, and up 39% compared to $29.7 million for the second quarter of fiscal 2006.

GAAP net income for the second quarter of fiscal 2007 was $14.0 million, or $0.22 per diluted share, compared to net income of $14.6 million, or $0.23 per diluted share for the first quarter of fiscal 2007, and $0.8 million, or $0.01 per diluted share for the second quarter of fiscal 2006.
Non-GAAP net income and GAAP net income for the second and first quarters of fiscal 2007 were the same, totaling $14.0 and $14.6 million, or $0.22 and $0.23 per diluted share, respectively. Non-GAAP net income for the second quarter of fiscal 2006 was $8.5 million, or $0.15 per diluted share. Please refer to the “Non-GAAP Information” below for further detail.

SMART ended the second quarter of fiscal 2007 with $107.4 million in cash and cash equivalents.

“Our second quarter results mark another period of solid performance and growth for SMART. The increase in gross profit in a declining ASP environment demonstrates strong customer demand for our high quality value add products and services,” stated Iain MacKenzie, President and CEO of SMART. “We strengthened our leadership position in the high-end memory module and subsystem markets with the introduction of three new innovative products during the quarter, one of which is being packaged and shipped from our Brazil facility, leveraging the cost efficiency, technology and time-to-market advantages of our global design and manufacturing capabilities. Additionally, we continue to gain traction with our revenue diversification strategy and have garnered favorable customer response to our embedded PC and industrial Flash product families, particularly our XceedUltra solid state serial ATA drive – the industry’s fastest SATA solid state drive, with sustained read speeds greater than 100MB/second and write speeds greater than 60MB/second. This new product family is targeted at the high growth enterprise computing and storage markets and is designed for streaming video-on-demand, internet search, online transaction processing, and other data-intensive storage applications. Our robust product pipeline creates the opportunities for us to continue to grow our embedded and TFT-LCD display businesses.”

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. The Company undertakes no obligation to update these statements.

For the third quarter of fiscal 2007, SMART estimates net sales will be in the range of $235 to $245 million, gross profit will be in the range of $39 to $40 million, GAAP diluted net income per share to be approximately the same as our just completed second quarter of fiscal 2007. The shares used in computing diluted net income per ordinary share will be in the range of 63.8 million to 64.2 million.

Conference Call Details

SMART’s second quarter, fiscal 2007 teleconference and webcast is scheduled to begin at 1:30 p.m. Pacific Daylight Time (PDT), or 4:30 p.m. Eastern Daylight Time (EDT), on Wednesday, March 28, 2007. The call may be accessed US toll free by calling (888) 323-9686 or US toll by calling (210) 839-8502. Please join the conference call at least ten minutes early in order to register. The passcode for the call is “SMART”. SMART will also offer a live and archived webcast of the conference call, accessible from the Company’s website at www.smartm.com. A telephonic replay of the conference call will be available through midnight PDT, April 11, 2007, by dialing (888) 562-6891. Callers outside the U.S. and Canada may access the replay by dialing (203) 369-3496.

Forward-Looking Statements

Statements contained in this press release, including the quotations attributed to Mr. MacKenzie, that are not statements of historical fact, including any statements that use the words “will,” “believes,” “anticipates,” “estimates,” “expects,” “intends” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, are “forward-looking statements” and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s financial performance, technical capabilities, business strategies and product plans.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, memory IC packaging and other production or manufacturing difficulties, competitive factors, new products and technological changes, fluctuations in product prices and raw material costs, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. Such risk factors as outlined in these reports may not constitute all factors that could cause actual results to differ materially from those discussed in any forward-looking statement. The Company operates in a continually changing business environment and new factors emerge from time to time. The Company cannot predict such factors, nor can it assess the impact, if any, from such factors on the Company or its results. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company is not obligated to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Non-GAAP Information

Certain non-GAAP financial measures are included in this press release, including non-GAAP net income and non-GAAP diluted net income per ordinary share.  Non-GAAP financial results do not include restructuring costs, impairment charges and other infrequent or unusual items. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance.  By excluding these charges, as well as the related tax effects, our non-GAAP results provide information to management and investors that is useful in assessing SMART’s core operating performance and in evaluating and comparing our results of operations on a consistent basis from period to period.  These non-GAAP financial measures are also used by management to evaluate financial results and to plan and forecast future periods.  The presentation of this additional information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures, which are included below.

(Unaudited)
(In thousands)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	February 28,	February 28,	February 28,	February 28,
	2007	2006	2007	2006
Net income	$13,970	$783	$28,523	$10,129

Add:
One-time charge to terminate advisory service fees, net of tax	—	7,667	—	7,667
Non-GAAP net income.	$13,970	$8,450	$28,523	$17,796

Shares used in computing diluted net income per ordinary share	63,790	56,304	63,653	55,015

For the second quarter of fiscal 2006, non-GAAP financial results were adjusted to exclude a $9.0 million one-time charge ($7.7 million net of taxes) to terminate annual fees payable under certain advisory service agreements.

About SMART

SMART is a leading independent designer, manufacturer and supplier of electronic subsystems to original equipment manufacturers, or OEMs. SMART offers more than 500 standard and custom products to OEMs engaged in the computer, industrial, networking, gaming, telecommunications, and embedded application markets. Taking innovations from the design stage through manufacturing and delivery, SMART has developed a comprehensive memory product line that includes DRAM, SRAM, and Flash memory in various form factors. Its Embedded Products Division develops embedded computing subsystems, backed by design and manufacturing, for markets supporting test equipment, 3G infrastructure and network processing applications. SMART’s Display Products Group designs, manufactures and sells thin film transistors (TFT) liquid crystal display (LCD) solutions to customers developing casino gaming systems as well as embedded applications such as kiosk, ATM, point-of-service, and industrial control systems. SMART’s presence in the US, Europe, Asia, and Latin America enables it to provide its customers with proven expertise in international logistics, asset management, and supply-chain management worldwide. See www.smartm.com for more information.

-Tables to Follow-

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months
	Ended	Three Months Ended	Six Months Ended	Six Months Ended
	February 28,	February 28,	February 28,	February 28,
	2007	2006	2007	2006
	(In thousands, except per share data)
Net sales	$239,137	$163,732	$476,307	$321,994
Cost of sales*	197,975	133,987	397,233	261,648

Gross profit	41,162	29,745	79,074	60,346

Research and development*	4,450	3,912	8,490	7,380
Selling, general and administrative*	16,756	12,862	31,010	25,764
Advisory service agreements’ fees	—	9,553	—	10,303

Total operating expenses	21,206	26,327	39,500	43,447

Income from operations	19,956	3,418	39,574	16,899
Interest expense, net	(2,336)	(2,891)	(4,423)	(5,873)
Other (expense) income, net	(265)	246	(336)	377

Total other expense, net	(2,601)	(2,645)	(4,759)	(5,496)

Income before provision (benefit) for income taxes	17,355	773	34,815	11,403
Provision (benefit) for income taxes	3,385	(10)	6,292	1,274

Net income	$13,970	$783	$28,523	$10,129

Net income per ordinary share, basic	$0.24	$0.02	$0.48	$0.20

Shares used in computing basic net income per ordinary share	59,396	51,273	59,043	50,166

Net income per ordinary share, diluted.	$0.22	$0.01	$0.45	$0.18

Shares used in computing diluted net income per ordinary share	63,790	56,304	63,653	55,015

* Stock-based compensation by category:
Cost of sales	$133	$41	$246	$71
Research and development.....................	271	128	543	223
Selling, general and administrative	813	279	1,377	590

SMART MODULAR TECHNOLOGIES (WWH), INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	February 28,	August 31,
	2007	2006
	(In thousands)
ASSETS
Cash and cash equivalents	$107,426	$85,620
Accounts receivable, net of allowances of $2,547 and $2,592 as of February 28, 2007 and August 31, 2006, respectively	218,819	208,652
Inventories	86,999	65,902
Prepaid expenses and other current assets	13,723	17,531

Total current assets	426,967	377,705
Property and equipment, net	27,396	25,971
Goodwill	3,187	3,187
Other non-current assets	15,399	19,593

Total assets	$472,949	$426,456

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$182,828	$169,349
Accrued expenses and other current liabilities	27,626	27,325

Total current liabilities	210,454	196,674
Long-term debt	81,250	81,250
Other long-term liabilities	1,637	1,637

Total liabilities	293,341	279,561

Shareholders’ equity:
Ordinary shares	10	10
Additional paid-in capital	88,800	85,251
Deferred stock-based compensation	(436)	(555)
Accumulated other comprehensive income	794	272
Retained earnings	90,440	61,917

Total shareholders’ equity	179,608	146,895

Total liabilities and shareholders’ equity	$472,949	$426,456

END